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Pricing Supplement No. 21  Dated June 24, 1997 Filed Pursuant to: Rule 424
(b)(3) (To Prospectus dated February 1, 1996 and            File No.: 33-65431
Prospectus Supplement dated March 28, 1996)


                         FIRST CHICAGO NBD CORPORATION
                          MEDIUM-TERM NOTES, SERIES G

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
Date of Issue: 6/26/97  [ ] Fixed Rate      [ ] Commercial Paper Rate Note   [ ] LIBOR Reuters
                        [X] Senior          [ ] Federal Funds Rate Note      [X] LIBOR Telerate
Maturity Date: 6/26/02  [ ] Subordinated    [ ] CD Rate Note                 [ ] Prime Rate Note
                                            [ ] CMT Rate Note                [ ] Treasury Rate Note
                                            [ ] LIBOR Note

Principal Amount:  $50,000,000.00
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Issue Price (As a Percentage of Principal Amount):  100%
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Interest Rate/Initial Interest Rate:  Not Available
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Interest Payment Dates:  26th day of March, June, September and December of each year
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Interest Reset Dates:  26th day of March, June, September and December of each year
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Index Maturity:  90 days
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Designated CMT Maturity Index:
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Spread:  +10 basis points
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Spread Multiplier:  None
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Minimum Interest Rate:  None
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Maximum Interest Rate:  None
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Interest Payment Period:  June 26, 1997 to September 26, 1997, and quarterly thereafter, up to but
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                          excluding the interest payment date
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Interest Rate Reset Period:  June 26, 1997 to September 26, 1997, and quarterly thereafter, up to
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                             but excluding the interest payment date
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Redemption Date(s) or Period:  None
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Optional Repayment Date(s):  None
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Calculation Agent (If Applicable):  The First National Bank of Chicago
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Additional Terms:


This Pricing Supplement may be used by First Chicago Capital Markets, Inc. ("FCCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. FCCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.
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